FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2003

BONTEX, INC.

(Exact name of Registrant as specified in its charter)

Virginia	0-5200	54-0571303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BONTEX DRIVE,

BUENA VISTA, VIRGINIA 24416-1500

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 540-261-2181

(Former name or former address, if changed since last report)

EXPLANATORY NOTE

On September 10, 2003, Bontex, Inc. (the “Company”) filed a Form 15 in reliance on the provisions of Rule 12g-4(a)(1)(i) and Rule 15(d)(6) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company believes that its obligations to file reports pursuant to Section 13(a) and Section 15(d) of the Exchange Act were suspended immediately upon the filing of Form 15, subject to reinstatement in the event the Form 15 was withdrawn or denied. The Company voluntarily is filing this Form 8-K at the request of the Securities and Exchange Commission.

Item 4. Changes in Registrant’s Certifying Accountant

(a)	On September 17, 2003, KPMG LLP (“KPMG”) resigned as the outside independent auditor for the Company. Although KPMG did not provide any specific reason for its resignation, based on prior communications between the Company and KPMG, the Company believes that KPMG resigned because of its concern that its independence was impaired due to the Company’s threat of litigation against KPMG arising out of the fraud and dishonest activities at the Company’s Italian operations, which the Company has disclosed in previous filings. Additionally, the Company has not paid KPMG’s fees for the audit work on the Company’s financial statements for the year ended June 30, 2002.

The last auditor’s report from KPMG for the Company expressed an unqualified opinion for the fiscal year ended June 30, 2000 and 2001. As previously disclosed, the Company has not been able to complete the June 30, 2002 financial statements with the auditors’ report, and consequently, KPMG has not provided an auditors’ report for fiscal 2002. Furthermore, as disclosed in the Form 12b-25 filed on October 6, 2003, management believes that the prior year financial statements will have to be restated due to the fraud situation in Italy.

There were no disagreements with KPMG during the prior two most recent fiscal years and subsequent interim periods leading up to the resignation by KPMG concerning accounting principals or practices, financial statement disclosures, or audit scope or procedures, except as to matters relating to the fraud and dishonest activities in Italy.

The Company has provided KPMG a copy of the disclosures contained in this report and has asked KPMG to furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether KPMG agrees with the statements contained herein, or if not, stating the respects in which it does not agree. The Company had not received the requested letter from KPMG as of the date of this report. Upon receipt of the letter, the Company will amend this report to file the letter as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BONTEX, INC.

By:	/s/ JAMES C. KOSTELNI
James C. Kostelni
President and Chief
Executive Officer

Date: October 27, 2003